Exhibit (m)(4)(f)


                                  SCHEDULE A-9
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS C DISTRIBUTION PLAN
                            Effective: March 1, 2001


Name of Fund Adopting this Plan         Date of Original Plans (Inception Date)
-------------------------------         ---------------------------------------

Eaton Vance Tax-Managed Growth Fund 1.2               N/A
Eaton Vance Tax-Managed Emerging
Growth Fund 1.2                                       N/A